UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4260 U.S. Route 1 Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2021, Outlook Therapeutics, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., as sales agent (“Wainwright” or the “Agent”), under which the Company may issue and sell shares of its common stock, $0.01 par value per share (“Common Stock”), from time to time through Wainwright as sales agent.

The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-231922), which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 26, 2019. The Company will file a prospectus supplement, dated March 26, 2021, with the Commission in connection with the offer and sale of the shares of Common Stock, pursuant to which the Company may offer and sell shares of Common Stock having an aggregate offering price of up to up to $40,000,000 (the “Shares”), from time to time through Wainwright.

Wainwright may sell the Shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on The Nasdaq Capital Market or any other existing trading market for the Common Stock. Wainwright may also sell Shares under the Agreement in privately negotiated transactions with the Company’s consent, and in block transactions. Wainwright will use commercially reasonable efforts to sell the Common Stock under the Agreement from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company is not obligated to make any sales of Common Stock under the Agreement.

The Agreement contains customary representations, warranties, and agreements by us, and customary indemnification rights and obligations of the parties. The Company will pay Wainwright a commission equal to 3.0% of the aggregate gross proceeds of any sale of Shares under the Agreement. In addition, the Company has agreed to reimburse certain legal expenses and fees incurred by Wainwright in connection with the offering up to a maximum of $50,000 (excluding periodic due diligence fees).

The offering of Shares pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Cooley LLP relating to the Common Stock being offered pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any offer, solicitation or sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 24, 2021, the Compensation Committee of the Board recommended, and the Board approved, the terms of a bonus for Lawrence A. Kenyon, the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, in recognition of achievement of certain pre-defined targets for fiscal year 2020. Mr. Kenyon was determined to have achieved 100% of his targets and was awarded a bonus of $212,500 in cash. Including Mr. Kenyon’s $212,500 of non-equity incentive plan compensation earned in 2020, his new total compensation earned for fiscal 2020 was $1,279,959 (after adjusting for Mr. Kenyon's 2019 bonus of $116,875, which was incorrectly reported as 2020 bonus compensation in the summary compensation table).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2021, at the Company’s annual meeting of stockholders (the “Annual Meeting”), the Company’s stockholders approved and adopted a Certificate of Amendment (the “Certificate of Amendment”) of the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of Common Stock from 200,000,000 shares to 325,000,000 shares.

The Certificate of Amendment previously had been approved, subject to stockholder approval, by the Board.

A detailed discussion of the Certificate of Amendment is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 22, 2021 (the “Proxy Statement”) and a copy thereof is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

On March 24, 2021, the Board approved and adopted the Second Amended and Restated Bylaws of the Company (the “Revised Bylaws”), with immediate effect. The amendments generally amend and restate Article XIV thereof to provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law (the “Federal Forum Provision”), as well as modify the general voting standard required for action by stockholders at meetings other than for election of directors, and change the voting standard from majority of the voting power entitled to vote to majority of the votes actually cast. In addition, the amendments also harmonize certain provisions to be consistent with those in the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), include updates to reflect developments in the General Corporation Law of the State of Delaware (the “DGCL”) and practice, eliminate redundancies within the Revised Bylaws and clarify certain language.

The Board believes that the Federal Forum Provision will reduce the risk that the Company could be involved in duplicative litigation in both state and federal courts, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow federal law. In addition, the Federal Forum Provision is structured to give the Board the flexibility to consent to an alternative forum when deemed appropriate. The Board also believes that modifying the voting standard to focus on votes actually casts eliminates ambiguity resulting from abstentions.

The Revised Bylaws harmonize certain provisions with the Charter by eliminating duplicative provisions, and now provide that the registered office, how the number of directors will be determined, their terms of office, how vacancies or a newly-created directorship on the Board will be filled, and director removals will be as provided in the Charter.

Changes in the Revised Bylaws that reflect changes in law and practice, include provisions reflecting the ability of Delaware corporations to set two record dates for meetings (for notice of the meeting and for the right to vote) and to hold stockholder meetings electronically, and the use of “householding” and electronic transmission for delivery of notices to stockholders. The Revised Bylaws expand the list of persons who may preside over stockholder meetings and authorize stockholders (in addition to the Chairman) to adjourn meetings and clarify procedural requirements for adjournments. The Revised Bylaws make certain clarifying amendments regarding the advance notice procedures to be following, including clarifying who would be considered a qualified representative. The Revised Bylaws reflect other updates in the DGCL and expressly include Bylaws regarding remote communications and procedures for delivery of communications, including expressly opting out of DGCL. DGCL §116 with respect to stockholder notices. The Revised Bylaws also reflect changes in the DGCL to reflect current practice with respect to share certificates and uncertificated shares, including revised language broadening the officers who may execute stock certificates.

The foregoing summary and description of the Revised Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Bylaws, a copy of which is filed as Exhibit 3.2 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 24, 2021, the Company held the Annual Meeting. The Annual Meeting was held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s Proxy Statement. There were 172,418,383 shares of Common Stock outstanding and entitled to vote at the Annual Meeting on Proposals 1, 2 and 3.

The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each such matter.

Proposal 1. Stockholders elected each of the following nominees to serve as Class II Directors on the Board until the Company’s 2024 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The voting results for such nominees were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Gerd Auffarth	103,858,924	4,136,171	26,208,591
Andong Huang	107,181,568	813,527	26,208,591
Lawrence A. Kenyon	106,447,966	1,547,129	26,208,591

Proposal 2. Stockholders approved and adopted the Certificate of Amendment to increase the total number of authorized shares of Common Stock from 200,000,000 shares to 325,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,302,154	5,097,072	894,122	2,910,338

Proposal 3. Stockholders ratified the selection by the Audit Committee of the Board of KPMG, LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2021. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,228,535	268,319	1,706,832	0

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
3.2	Second Amended and Restated Bylaws
5.1	Opinion of Cooley LLP
10.1	At The Market Offering Agreement between the Company and H.C. Wainwright & Co. dated March 26, 2021
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: March 26, 2021	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer